EXHIBIT 21

SCHEDULE OF SUBSIDIARIES

Food Innovations, Inc.	Florida Corporation
Food New Media Group, Inc.	Florida Corporation
4 The Gourmet, Inc. (d/b/a/ For The Gourmet, Inc.)	Florida Corporation
Gourmet Foodservice Group, Inc.	Florida Corporation
Artisan Specialty Foods, Inc.	Delaware Corporation
Gourmet Foodservice Group Warehouse, Inc.	Florida Corporation
Gourmeting Inc.	Delaware Corporation
Innovative Gourmet, LLC	Delaware Limited Liability Company
Food Funding, LLC	Delaware Limited Liability Company
Logistics Innovations, LLC	Delaware Limited Liability Company
M Innovations LLC	Delaware Limited Liability Company
P Innovations LLC	Delaware Limited Liability Company
Innovative Food Properties, LLC	Delaware Limited Liability Company
M Foods Innovations LLC	Delaware Limited Liability Company
MI Foods, LLC	Delaware Limited Liability Company
PlantBelly, LLC	Delaware Limited Liability Company
Plant Innovations, Inc.	Florida Corporation
Innovative Foods, Inc.	Florida Corporation
Innovative Gourmet Partnerships, LLC	Delaware Limited Liability Company